SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2017

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Annual Meeting Voting Results. The following are the results of the stockholder votes that were cast at the Company’s Annual Meeting of Stockholders on June 27, 2017:
Proposal No. 1: The election of the following nominees as directors of the Company: F. Morgan Gasior and John W. Palmer, to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
F. Morgan Gasior	10,722,438	3,209,871	3,050,039
John W. Palmer	10,775,637	3,156,671	3,050,039
Proposal No. 2: Ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Number of votes cast For Proposal	16,695,371
Number of votes cast Against Proposal	178,118
Number of Abstentions	108,858
Broker Non-Votes	—
Proposal No. 3: The approval of an advisory, non-binding resolution to approve our executive compensation.

Number of votes cast For the non-binding resolution	10,324,508
Number of votes cast Against the non-binding resolution	3,581,136
Number of Abstentions	26,665
Broker Non-Votes	3,050,039
Proposal No. 4: The approval of an advisory, non-binding vote with respect to the frequency of voting on our executive compensation.

Number of votes cast for 1 Year	10,598,061
Number of votes cast for 2 Years	178,767
Number of votes cast for 3 Years	2,981,249
Number of Abstentions	174,232
Broker Non-Votes	3,050,039

Item 9.01.    Financial Statements and Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION
(Registrant)

Date:	June 28, 2017	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President